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                                                                       EXHIBIT H

           First Amendment to Restated Voting Agreement, dated as of September 13, 2000, by and among SOFTBANK Capital Partners LP, a Delaware limited partnership, SOFTBANK Capital Advisors Fund LP, a
              Delaware limited partnership and Michael G. Rubin.

                              FIRST AMENDMENT TO
                           RESTATED VOTING AGREEMENT

     THIS FIRST AMENDMENT TO VOTING AGREEMENT (the "Amendment") is made as of September 13, 2000 by and among SOFTBANK Capital Partners LP, a Delaware limited partnership ("SOFTBANK Capital Partners"), SOFTBANK Capital Advisors Fund LP, a Delaware limited partnership ("SOFTBANK Advisors" and, together with SOFTBANK Capital Partners, "SOFTBANK"), and Michael G. Rubin (the "Principal Stockholder").

     WHEREAS, SOFTBANK and the Principal Stockholder entered into a certain Restated Voting Agreement (the "Voting Agreement"), as of May 1, 2000, whereby, among other things, the parties agreed to a certain composition of the Board of Directors of Global Sports, Inc. (the "Company"), and

     WHEREAS, on the date hereof, the Company has entered into a Stock and Warrant Purchase Agreement with QVC, Inc., Comcast Corporation and/or their respective designees (the "Investors"), whereby the Investors have agreed to purchase (the "Investment") (i) certain shares of the Company's common stock, par value $.01 per share (the "Common Stock"), and (ii) certain warrants to purchase shares of the Company's Common Stock; and

     WHEREAS, as a condition to the Investment in the Company, the Investors have required that SOFTBANK and the Principal Stockholder amend the Voting Agreement to change the composition of the Company's Board of Directors; and

     WHEREAS, the parties have agreed to make certain additional amendments to the Voting Agreement as set forth herein.

     NOW THEREFORE, in consideration of the mutual promises contained herein, the parties agree as follows:

     1.   Amendments.  For good and valuable consideration, the sufficiency and
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receipt of which is hereby acknowledged, the Voting Agreement is amended as follows:

     (a)  Section 1(b) is hereby amended and restated to read in its entirety:

          "(b) "Continuing Director" shall initially mean Michael Rubin, Jeffery Rayport and Harvey Lamm, and shall thereafter mean any director who (i) is chosen to fill any vacancy on the Board of Directors created by any of the foregoing or their respective successors ceasing to be
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a director and (ii) in connection with his or her initial assumption of office is recommended for appointment or election by a majority of the Continuing Directors then on the Board of Directors.

     (b) Section 2.1 is hereby amended and restated to read in its entirety as follows:

          "2.1  Board Composition Requirements.  At any meeting of stockholders
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at which directors are to be elected and with respect to any written consent of stockholders of the Company in lieu of a meeting relating to the election of directors, SOFTBANK shall vote, or execute and deliver a written consent with respect to, all shares of Common Stock and any other voting securities of the Company held of record or Beneficially Owned by it in favor of the Continuing Directors at such time."

     (c) Section 4.7 is hereby amended and restated to read in its entirety as follows:

          "4.7 Successors and Assigns.  The provisions hereof shall inure to the
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benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto; provided, however, that this Agreement shall only be binding upon a transferee of shares of Common Stock of Softbank if such transferee is a member of the Softbank Entities (as defined in the Purchase Agreement, dated as of April 28, by Softbank and Global Sports, Inc.)."

     2.   Miscellaneous Provisions. Except as specifically amended herein, the
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Voting Agreement shall remain in full force and effect in accordance with its terms. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one agreement. This Amendment shall be governed in all respects by Delaware law without regard to conflict of law principles.


                               (***************)
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     IN WITNESS WHEREOF, intending to be legally bound, the parties have caused this Amendment to be executed by their duly authorized representatives as of the date first written above.


                                      SOFTBANK CAPITAL ADVISORS FUND LP

                                      By: Softbank Capital Partners LLC
                                          Its General Partner


                                      By: /s/ Steven J. Murray
                                          ----------------------------
                                          Name:  Steven J. Murray
                                          Title: Admin. Member


                                      SOFTBANK CAPITAL PARTNERS LP

                                      By: Softbank Capital Partners LLC
                                          Its General Partner


                                      By: /s/ Steven J. Murray
                                          -----------------------------
                                          Name:  Steven J. Murray
                                          Title: Admin. Member


                                          /s/ Michael G. Rubin
                                          -----------------------------
                                          Michael G. Rubin



                     SIGNATURE PAGE TO FIRST AMENDMENT TO
                           RESTATED VOTING AGREEMENT